UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 25, 2008
__________________________

FIREPOND, INC.
(Exact Name of Registrant as Specified in its Charter)
__________________________

Delaware	000-28515	20-3446646
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

205 Newbury Street, Suite 204, Framingham, MA 01701
(Address of Principal Executive Offices) (Zip Code)

(508) 420-4300
(Registrant’s telephone number,
including area code)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

A.           On April 24, 2008, Firepond, Inc., a Delaware corporation (the “Company”), entered into an Amendment and Exchange Agreement (the “Amendment and Exchange Agreement”) with each of the Investors listed on Exhibit A attached thereto (the “Investors”). Pursuant to the Amendment and Exchange Agreement, effective April 25, 2008, the Company exchanged with the Investors all of its outstanding (i) Senior Secured Convertible Notes Due January 2009 (the “CAP Notes”), in the aggregate principal amount of $5,264,000, issued under an Indenture with The Bank of New York, dated January 24, 2007, as amended (the “Indenture”); (ii) Warrants to purchase an aggregate of 1,214,285 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) at an exercise price of $7.00 per share through January 24, 2012; and (iii) Senior Secured Subordinated Notes Due May 2008 (the “Bridge Notes”), in the aggregate principal amount of $3,337,500, for the following aggregate consideration:

CAP NOTES:

•	A new issue of Amended and Restated Senior Secured Convertible Notes Due December 2009 in the aggregate principal amount of $5,264,000 (the “Exchanged CAP Notes”);

•	Termination of the Indenture and related Registration Rights Agreement;

•
Termination of the Letter of Credit from Wells Fargo Bank, National Association, in favor of The Bank of New York, as trustee under the Indenture, securing interest payments on the CAP Notes and  payment of pre-paid interest on the Exchanged CAP Notes through January 23, 2009 in the aggregate amount of $514,117 from the account underlying the Letter of Credit; and

•	Amended and Restated Warrants to purchase an aggregate of 1,214,285 shares of Common Stock at an exercise price of $7.00 per share through January 23, 2014 (“New CAP Warrants”).

The indebtedness evidenced by the Exchanged CAP Notes is senior secured indebtedness of the Company, and ranks superior to the Company’s other indebtedness. As security for the Company’s obligations under the Exchanged CAP Notes, the Company executed an Amended and Restated Collateral and  Security Agreement dated as of April 24, 2008 (the “CAP Security Agreement”), pursuant to which the Company granted a security interest in substantially all assets of the Company in favor of The Bank of New York, in its capacity as collateral agent for the holders of the Exchanged CAP Notes.

On April 25, 2008, the Company also exchanged with Rodman & Renshaw LLC, Portside Growth and Opportunity Fund and Smithfield Fiduciary LLC (the “Warrant Holders”) outstanding warrants previously issued to the Warrant Holders to purchase an aggregate of 144,286 shares of Common Stock at an exercise price of $7.00 per share through January 24, 2012 for new Amended and Restated Warrants to purchase 144,286 shares of Common Stock at an exercise price $7.00 per share through January 23, 2014.

Additional Terms of the Exchanged CAP Notes

The following are certain additional material terms of the Exchanged CAP Notes (capitalized terms used but not defined in the following discussion have the meanings ascribed to such terms in the Exchanged CAP Notes):

1.	Interest Rate. Interest on the Exchanged CAP Notes accrues at a rate of 12% per annum. Interest accruing after January 23, 2009 is due at maturity.

2.
Redemption at the Option of the Investor. The Company may become obligated, at the option of each Investor, to redeem the Exchanged CAP Notes upon the request of such Investor after an Event of Default.   Events of Default include failure to (i) attain EBITDA Thresholds, and (ii) close timely the July Financing (as defined below).

3.
Repurchase at the Option of the Investor Upon a Fundamental Change. The Company may become obligated, at the option of each Investor, to repurchase the Exchanged CAP Notes if a Fundamental Change occurs at any time prior to the stated maturity of the Exchanged CAP Notes at the Change in Control Redemption Price.

4.
Optional Conversion. Subject to certain terms and conditions, an Investor may optionally convert at any time the Conversion Amount of an Exchanged CAP Note into shares of Common Stock at a conversion price of $7.00 per share, subject to adjustment as provided in the Exchanged CAP Note.

5.	Prepayment. The Exchanged CAP Notes may be prepaid upon notice to the Investors.

6.
Event of Default. If an Event of Default will occur and be continuing, the Principal plus accrued and unpaid interest, and Late Charges, if any, through such date on all the Exchanged CAP Notes may be declared due and payable in the manner and with the effect provided in the Exchanged CAP Notes.

7.
CWC Distributions.  The net cash proceeds of any CWC Distributions (defined below) will be paid pro rata to the holders of the Exchanged CAP Notes and the Exchanged Bridge Notes (defined below) until all such notes are paid in full.

8.
Subsequent Financings. The net cash proceeds of any Subsequent Financings will be paid to the holders of the Exchanged Bridge Notes until such obligations are paid in full and then to the holders of the Exchanged CAP Notes until such obligations are paid in full.

BRIDGE NOTES:

•	A new issue of Amended and Restated Senior Secured Subordinated Notes Due July 2009 in the aggregate principal amount of $3,921,563 (the “Exchanged Bridge Notes”); and

•	180,000 fully-paid shares of Common Stock (the “New Shares”).

The indebtedness evidenced by the Exchanged Bridge Notes is senior secured indebtedness of the Company, and ranks superior to the Company’s other indebtedness except for the Exchange CAP Notes. As security for the Company’s obligations under the Exchanged Bridge Notes, the Company executed an Amended and Restated Security Agreement dated as of April 24, 2008 (the “Bridge Security Agreement”), pursuant to which the Company granted a security interest in substantially all assets of the Company in favor of Radcliffe SPC, Ltd., for and on behalf of the Class A Segregated Portfolio, in its capacity as collateral agent for the holders of the Exchanged Bridge Notes.

Additional Terms of the Exchanged Bridge Notes

The following are certain additional material terms of the Exchanged Bridge Notes (capitalized terms used but not defined in the following discussion have the meanings ascribed to such terms in the Exchanged Bridge Notes):

1.	Interest Rate. Interest on the Exchanged Bridge Notes accrues at a rate of 15% per annum. Interest is reflected in the face value of the note through the date of maturity.

2.
Redemption at the Option of the Investor. The Company may become obligated, at the option of each Investor, to redeem the Exchanged Bridge Notes upon the request of such Investor after an Event of Default.   Events of Default include failure to (i) attain EBITDA Thresholds, and (ii) close timely the July Financing.

3.
Repurchase at the Option of the Investor Upon a Fundamental Change. The Company may become obligated, at the option of each Investor, to repurchase the Exchanged Bridge Notes if a Fundamental Change occurs at any time prior to the stated maturity of the Exchanged Bridge Notes at the Change in Control Redemption Price.

4.	Prepayment. The Exchanged Bridge Notes may be prepaid, subject to the terms of the Exchanged CAP Notes.

5.
Event of Default. If an Event of Default will occur and be continuing, the Principal plus accrued and unpaid interest, and Late Charges, if any, through such date on all the Exchanged Bridge Notes may be declared due and payable in the manner and with the effect provided in the Exchanged Bridge Notes.

8.	CWC Distributions. The net cash proceeds of any CWC Distributions will be paid pro rata to the holders of the Exchanged CAP Notes and the Exchanged Bridge Notes until all such notes are paid in full.

9.	Subsequent Financings. The net cash proceeds of any Subsequent Financings will be paid to the holders of the Exchanged Bridge Notes until such obligations are paid in full.

B.           Effective April 25, 2008, the Company entered into a Common Stock Purchase Agreement (“Stock Purchase Agreement”) with FP Tech Holdings, LLC (“FP Tech”), a Texas limited liability company and, in conjunction with its affiliates, the largest shareholder of the Company.  Pursuant to the Stock Purchase Agreement, effective with entering the Amendment and Exchange Agreements and the CWC Operating Agreement (defined below), the Company and FP Tech agreed the following (capitalized terms used but not defined in the following discussion have the meanings ascribed to such terms in the Stock Purchase Agreement):

1.	Sale of Common Stock. The Company sold to FP Tech 1,071,429 shares of Common Stock for a purchase price of $1.40 per share, or for a total price of $1,500,000.

2.
Conversion of CAP Notes.  FP Tech has converted the outstanding principal and accrued interest on certain CAP Notes held by FP Tech into 241,840 shares of Common Stock.  The conversion amount was approximately $338,576.  The conversion rate was $1.40 per share.   The CAP Notes converted by FP Tech have been cancelled.

3.
Conversion of Equipment Lease Agreement.  FP Tech has converted the outstanding principal and accrued interest on the Equipment Lease Agreement, dated as of February 11, 2008, into 72,572 shares of Common Stock.  The conversion amount was approximately $101,601.  The conversion rate was $1.40 per share.

4.
Option to Purchase. The Company has provided FP Tech the option to purchase an additional 357,143 shares of Common Stock for a purchase price of $1.40 per share, or a total price of $500,000 (the “July Financing”).   The option to purchase must be exercised, if at all, no later than July 31, 2008.  Failure of FP Tech to consummate the July Financing will result in an Event of Default pursuant to both the Exchanged CAP Notes and the Exchanged Bridge Notes.

5.
Grant of Preemptive Right. In the event of a Qualified Financing, FP Tech has agreed, if necessary to complete such financing, to purchase at least $1,000,000 of the securities issued in the Qualified Financing and has the right to purchase up to an aggregate of 25% of the securities issued in such Qualified Financing.

C.           Effective April 25, 2008, the Company and TechDev Holdings, LLC, a Texas limited liability company (“TechDev”), entered into a Company Agreement of CWC Holdings, LLC (the “CWC Operating Agreement”), a Texas limited liability company (“CWC”), as members of CWC.  Capitalized terms used but not defined in the following discussion have the meanings ascribed to such terms in the CWC Operating Agreement.

The Company, as sole Class B member, is entitled to receive 10% of the profits, losses and distributions of CWC (the “Class B Interest”), subject to certain adjustments.   In return, the Company has issued 6,000,000 shares of Common Stock to CWC.  The Class B Interest is a non-voting interest.

TechDev, as sole Class A member, is entitled to receive 90% of the profits, losses and distributions of CWC (the “Class A Interest”), subject to certain adjustments.  In return, TechDev has contributed certain property interests to CWC.  The Class A Interest is a voting interest.

TechDev may forego all or any portions of its pro rata distributions from CWC which the Company may in turn accept (the “Declined Distribution”).  If accepted by the Company, TechDev will receive from CWC the Common Stock Distribution.  The Common Stock Distribution will be equal to the quotient of (i) the total amount of the Declined Distribution divided by (ii) for any time prior to the Exchanged Bridge Notes and Exchanged Cap Notes being paid in full, 1.40 and thereafter, the higher of (A) the product of (x) 0.8 times (y) the arithmetic average of the closing price for the Common Stock for each of the twenty (20) trading days ending on the trading day immediately preceding the date of the Declined Distribution and (B) 1.40.

Failure by the Company to accept the Declined Distribution during a period that either any of the Exchanged CAP Notes or Exchanged Bridge Notes remains outstanding will result in an Event of Default pursuant to both the Exchanged CAP Notes and the Exchanged Bridge Notes.

Upon either (i) an Event of Default Threshold Condition (as defined in the Exchanged CAP Notes and the Exchanged Bridge Notes) or (ii) failure by the Company to accept the Declined Distribution two consecutive times, CWC has the right to repurchase the Company’s Class B Interest for $10,000 and return of 90% of the Remaining Shares.  The Remaining Shares equal the initial shares of Common Stock issued to CWC by the Company minus the aggregate number of such shares issued to TechDev as a Common Stock Distribution.

The securities issued under the Amendment and Exchange Agreements, the Stock Purchase Agreement or the CWC Operating Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 3(a)(9) of the Securities Act, Section 4(2) of the Securities Act, and/or Regulation D promulgated thereunder.

The following agreements are attached as exhibits to this Report: (i) Amendment and Exchange Agreement; (ii) Form of New CAP Warrants; (iii) CAP Security Agreement; (iv) Bridge Security Agreement; (v) Stock Purchase Agreement, and (vi) the CWC Operating Agreement. The foregoing descriptions of these agreements are summary only and are qualified in their entirety by reference to the copies thereof attached hereto as exhibits.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated herein by reference.

Item 5.01  Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated herein by reference.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           Effective April 29, 2008, Douglas Croxall, former Chairman of the Board of Directors, resigned from the Board of Directors.

Mr. Croxall’s resignation has been submitted as part of the transaction set forth under Item 1.01 above and the sale of his entire equity interest in the Company to FP Tech in January 2008.  There are no known disagreements with Mr. Croxall.

(d)           On April 15, 2008, the Board of Directors voted to extend invitations to join the Board of Directors of the Company to Scott Kline and Francis Knuettel II, effective with the Closing of the transactions described in Item 1.01 above.   Mr. Kline and Mr. Knuettel accepted the Board’s invitations on April 24, 2008.   Mr. Kline’s and Mr. Knuettel’s membership on the Board of Directors, effective April 25, 2008, fills two vacancies on the Board.

On April 25, 2008, the Board of Directors determined that the number of directors shall be five and voted to add Audrey Spangenberg as a member of the Board of Directors.  Ms. Spangenberg was appointed to serve as Chairman of the Board.

Audrey Spangenberg is the managing member of Acclaim Financial Group, LLC (a private investment firm), a position she has held since 1999, where she is primarily responsible for investment decisions.  She is also the manager of FP Tech Holdings, LLC, an affiliate of Acclaim Financial Group and the majority shareholder in the Company.   Ms. Spangenberg has over twenty years experience in finance and accounting, including holding positions with various energy, pharmaceutical and real estate companies.  Ms. Spangenberg served on the Board of Directors of the College of the Desert Foundation from 2005-2007.  In addition to being active in the local community, Ms. Spangenberg is the Chairperson of the Spangenberg Family Foundation for the Benefit of Children’s Education and Healthcare to support charitable efforts in education and medical research.  Ms. Spangenberg is a graduate of Mount Mercy College with a BS degree in accounting and business administration.

Scott Kline is a graduate of Yale University (B.A., summa cum laude, 1985) and of Harvard Law School (J.D., cum laude, 1988).  He is currently a founding member of Caprock International, LLC, an international financial company based in Dallas, Texas and London, England.  Mr. Kline has twenty years experience as an executive officer and legal advisor to corporations throughout the United States. He also manages a significant law practice specializing in intellectual property and corporate transactions. He resides in Dallas, Texas with his wife and 3 children. Mr. Kline also serves as a Director of The Gladney Center for Adoption in Fort Worth, Texas.

Francis Knuettel II is a financial and operations executive with extensive experience in the capital markets.  He currently serves as the Chief Financial Officer of IP Commerce, Inc.  IP Commerce is the creator of the world's first open commerce network, delivering on-demand access to the next generation of commerce services.  Prior to joining IP Commerce, Mr. Knuettel was Chief Financial Officer of InfoSearch Media (ISHM), a publicly listed online search engine marketing firm located in Los Angeles.  During his tenure at InfoSearch, Mr. Knuettel managed the acquisition of numerous private companies, multiple PIPE transactions and the filing of registration statements associated with the PIPE transactions and the initial reverse merger.  Prior to InfoSearch, Mr. Knuettel was at Internet Machines Corporation, a fables semiconductor company located in Los Angeles, where he served on the Board of Directors and held several positions, including Chief Executive Officer and Chief Financial Officer. At Internet Machines, Mr. Knuettel raised almost $90 million in equity and debt and managed the sale of the business to IDT Corp. in 2004. Prior to Internet Machines, he was Chief Financial and Operating Officer for Viking Systems, Inc., a Boston-based producer of enterprise software systems for non-profit fundraising institutions.  At Viking Systems he restructured the company and managed the recapitalization of the firm.  Before that, he was Vice President of Operations and Chief Financial Officer for Fightertown Entertainment in Irvine, California, where he was instrumental in growing the company’s revenues through acquisition of competitors and internal growth. Mr. Knuettel received his BA with honors in Economics from Tufts University and holds an MBA in Finance and Entrepreneurial Management from The Wharton School at the University of Pennsylvania.

Ms. Spangenberg, Mr. Kline and Mr. Knuettel will serve an initial term until the next annual meeting of stockholders, with re-nomination and reelection to the Board of Directors to occur yearly at the annual meeting of the stockholders, in accordance with and subject to the terms of the Company’s charter, bylaws and Delaware law.

On April 25, 2008, the Board of Directors appointed the following individuals to the committees of the Board of Directors:

Audit Committee -	Francis Knuettel II (Chair) and Audrey Spangenberg
Nominating Committee –	Scott Kline (Chair) and Francis Knuettel II
Compensation Committee –	Scott Kline (Chair) and Francis Knuettel II

Our Board of Directors has determined that Mr. Knuettel is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation SB-2. The designation does not impose on Mr. Knuettel any duties, obligations or liability that are greater than are generally imposed on him as a member of our audit committee and our Board of Directors.

On April 25, 2008, the Board granted an option to purchase 108,387 common shares pursuant to the Company’s 2006 Stock Incentive Plan to both Mr. Kline and Mr. Knuettel vesting pro rata 1/18th monthly over an eighteen month period and other conditions to be set forth in a written stock agreement.  The strike price of the options is the closing price on the last trading day prior to approval, or in the event the Company’s common stock does not trade on such day, the last bid price for the Company’s common stock on such day.  The options have a ten year term.  In addition, the granted options become fully vested upon a “change in control” (as defined in the 2006 Stock Incentive Plan) or such director’s death.  In the event a non-employee director ceases to be a director for any reason (other than death), such director may exercise his or her then vested options for six months.  In the event of death, his or her options shall remain exercisable for a period of twelve months.

Each member of the Board of Directors who is not either (i) an employee (each a “non-employee director”) or (ii) Chairman of the Board will receive an annual retainer of $10,000 (payable in equal quarterly installments).  Board members will be reimbursed for reasonable travel expenses associated with attending any meetings of the Board of Directors or committees of the Board of Directors.  Mr. Kline and Mr. Knuettel will be compensated as non-employee directors.

Item 9.01  Financial Statements and Exhibits

(d) Exhibit index.

Exhibit No.	Description
99.1	Amendment and Exchange Agreement, dated as of April 24, 2008, by and among the Registrant and the various Investors listed on Exhibit A attached thereto.
99.2	Form of New CAP Warrants issued by registrant as of April 24, 2008.
99.3	CAP Security Agreement, dated as of April 24, 2008, by and between the Registrant and The Bank of New York, in its capacity as Collateral Agent.
99.4
Bridge Security Agreement, dated as of April 24, 2008, by and between the Registrant and Radcliffe SPC, Ltd., for and on behalf of the Class A Segregated Portfolio, in its capacity as Collateral Agent.

99.5	Stock Purchase Agreement, dated as of April 24, 2008 by and between the Registrant and FP Tech Holdings, LLC.
99.6	CWC Operating Agreement, dated as of April 24, 2008 by and between the Registrant and TechDev Holdings, LLC.
99.7	Press Release, dated April 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIREPOND, INC.

Date: April 29, 2008	By:	/s/ Stephen Peary
Stephen Peary
Chief Financial Officer